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                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.


      EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)



                                                                                    From Inception
                                                                                    on February 9,
                                                                                     1984 Through
                                       For the Years Ended January 31,                January 31,
Primary:                               2001                      2000                    2001
                                       ----                      ----                    ----
Average Shares Outstanding          5,911,366                  5,748,521                 N/A

Net Loss                           $ (907,111)                $ (958,341)           $ (5,491,279)

Earnings (Loss) Per Share            $ (0.15)                  $ (0.17)                  N/A
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